UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 19, 2005

Date of Report (Date of earliest event reported)

MID-AMERICA APARTMENT COMMUNITIES, INC.

(Exact name of registrant as specified in its charter)

TENNESSEE	1-12762	62-1543819
(State of incorporation)	(Commission File Number)	(I.R.S. Employer
Identification No.)

6584 Poplar Avenue, Suite 300

Memphis, Tennessee	38138
(Address of principal executive offices)	(Zip Code)

(901) 682-6600

(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	Entry into a Material Definitive Agreement

On May 19, 2005, the Compensation Committee (the “Committee”) of the Board of Directors of Mid-America Apartment Communities, Inc. (the “Company”) adopted a long-term incentive program for 25 key employees including the chief executive officer and the chief financial officer.

The 2005 Key Management Restricted Stock Plan (the “Plan”) awards up to 1.5 times a participant’s annual salary in shares of restricted stock based on a sliding scale of total shareholder return over three 12-month Measurement Periods. Any restricted stock earned will then vest 100% at the end of three 3-year Restriction Periods. Dividends will be paid during the Restriction Periods. Shares not earned during the Measurement Periods, will not be awarded under the Plan. There is no automatic vesting of shares.

A copy of the Plan is set forth on Exhibit 10.1 and incorporated herein by reference.

ITEM 9.01	Financial Statements and Exhibits

(c)	Exhibits

Exhibit

Number	Description
--------	------------------------------------
4.1	Form of Restricted Stock Agreement (filed as an exhibit to the Current Report on Form 8-K dated March 8, 2005 filed on March 11, 2005)
10.1	2005 Key Management Restricted Stock Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MID-AMERICA APARTMENT COMMUNITIES, INC.

Date: May 20, 2005	/s/Simon R.C. Wadsworth
Simon R.C. Wadsworth
Executive Vice President and Chief Financial Officer
(Principal Financial and Accounting Officer)